UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2021

RANPAK HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Item 8.01 Other Events

On June 1, 2021, Ranpak Holdings Corp. (the “Company”) closed its previously announced registered underwritten public offering involving the issuance and sale by the Company of 5,250,000 shares of its Class A common stock, which includes 750,000 shares sold pursuant to the underwriter’s full exercise of its option to purchase additional shares to cover over-allotments, and the sale by certain selling security holders of the Company of 500,000 shares of the Company’s Class A common stock.

Davis Polk & Wardwell LLP, counsel to the Company, has issued an opinion to the Company, dated June 1, 2021, regarding the validity of the shares of Class A common stock issued and sold by the Company in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
5.1**	Opinion of Davis Polk & Wardwell LLP
23.1**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
104*	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

(*) Furnished herewith

(**) Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021

RANPAK HOLDINGS CORP.
By:	/s/ William Drew
Name: William Drew
Title: Chief Financial Officer

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